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CORIO, INC.

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International Business Machines Corporation

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Filed by International Business Machines Corporation Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: Corio, Inc.
Commission File No.: 000-31003

The following is a town hall presentation given by George Kadifa, CEO of Corio, and Jim Corgel, General Manager of IBM Global Services, to Corio employees on January 25, 2005.

IBM to Acquire Corio Extending Leadership in Applications on DemandTM George Kadifa CEO, Corio Jim Corgel General Manager, SMB, IBM Global Services

IBM Announces Plans to Acquire Corio Together, we will accelerate our capabilities to meet clients' needs for Applications on DemandTM 100% retention objective, competitive compensation, recognition of equity value Corio + IBM = Applications on DemandTM leadership

Corio Integration Details Acquisition is expected to close within 60 days, subject to Corio stockholder and regulatory approvals. IBM and Corio remain separate companies until the close Until close, IBM and Corio conduct business separately and as usual After close: George Kadifa will be IBM General Manager, Applications on DemandTM George's Applications on DemandTM group will include IBM's: Application Hosting Flexible Application Hosting Software as Services business Continued management and leadership of Corio

Reporting Structure Sam Palmisano Chairman & CEO, IBM John Joyce SVP & Group Exec, IGS Jim Corgel GM, SMB Services, IGS George Kadifa GM, Applications on DemandTM Current Corio Management Team Rick McGee VP, Software as Services

What does this mean for Corio? Affirms the success and reputation of Corio and its employees in the market Provides the opportunity for Corio to expand its business within the fastest growing part of IBM and to be part of a recognized employer of choice Provides an opportunity for Corio to build capacity and scale Corio employees will be able to collaborate with a broad and diverse technology community Alignment of Corio with a globally respected business and technology company

Our combined Applications on DemandTM portfolio will offer clients a wide range of integrated services Consulting services Processes Technology Universal Management Infrastructure (UMI) Application Management Resources Flexible Application Hosting Application Hosting Software as Services Speed of Deployment Customization Low Low High High Applications on DemandTM

Combined, we will provide clients with a wide range of options Attribute Application Hosting Flexible Application Hosting Software as Services Who manages the application? Client or IBM IBM or ISV IBM or ISV Dedicated or Virtualized Infrastructure? Dedicated moving to virtualized Virtualized Virtualized Usage-based pricing? No Mix Yes Ability to customize / configure application High Medium Low Customer owned application license? Yes Yes No Prime audience Enterprise Mid-sized businesses and Enterprise Mid-sized businesses Time to implement Months Weeks Days IBM Offering example Application Hosting for SAP Application Hosting for Siebel Neighborhood America Public Comment Service E-mail Archive and Records Management Service with ZANTAZ Siebel CRM OnDemand Lotus Web Conferencing Service Market participants IBM, EDS, Accenture IBM, Oracle, Corio IBM, Digital Insight, Salesforce.com

Clients will benefit from IBM's expanded offering portfolio as a result of the Corio acquisition

Segment	Applications on Demand™ Portfolio		
Software as Services	▪Digital Content Management Service ▪Digital Media Commerce Service ▪Lotus Web Conferencing Service ▪Product Data Management Service ▪Siebel CRM OnDemand		
Flexible Application Hosting	▪Consumer Demand Management Service with DemandTec ▪E-mail Archive and Records Management Service with ZANTAZ ▪e-PALS SchoolM@il e-mail service ▪Neighborhood America Public Comment Service ▪Workforce Mobility Service	✓Corio Full Service for Ariba ✓Corio Full Service for E.piphany ✓Corio Full Service for Oracle ✓Corio Full Service for PeopleSoft ✓Corio Full Service for SAP ✓Corio Full Service for Siebel	✓Corio OnSite ✓Corio Development
Application Hosting	▪Application Hosting for Ariba ▪Application Hosting for i2 ▪Application Hosting for SAP ▪Application Hosting for Siebel ▪Application Hosting for WebSphere		

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© 2005 IBM Corporation

Client and Partner Benefits Both IBM and Corio Breadth of Application on Demand portfolio Rapid application provisioning and processes to improve speed to market Application-centric offering development methodology to drive rapid service improvements Corio Maintaining same service levels and current contracts IBM's deep expertise and aggressive technology investments Enhanced service capabilities (e.g. consulting, systems integration, and multi-vendor systems management) Application Enablement Program to help facilitate broader partner recruitment and support Corio Partners Expanded sales channels Enhanced quality, reliability, and features IBM Partners Leverage more efficient delivery options Enhanced application management skills Future Partners Expanded technology platform options Client Partner

Corio Values Continuous Improvement and Innovation Ownership and Accountability Relentless Pursuit of Customer Satisfaction Integrity and Respect Open Communications and Teamwork

IBM values IBM values

Corio + IBM = Applications on DemandTM leadership Provides greater breadth of service capabilities and options for large and mid- sizes businesses Combining technologies and processes to support rapid application deployment and automated management Strengthens Applications on DemandTM to drive market hypergrowth

Attractive Employment Package All Corio employees to join IBM At the same base salary Eligible for IBM Performance Bonus / Sales and Incentive Plans Pro-rated IBM Performance Bonus for 2005 Service Credit for Vacation, Short & Long Term Disability Programs Comprehensive benefits package No lapse in coverage for employees and eligible dependents No exclusion of pre-existing conditions Development, Learning & Career Opportunities IBM 401K Pension Program Before and after tax contributions After 1 year of IBM service, 100% company match of up to 6% of pay More than 20 investment options, plus mutual fund window w/175 brand name funds Rollover, loan provisions, disability protection Corio equity conversion/exchange Employee Stock Purchase Plan

Learning & Development Foundational and Leadership Competencies e-learning offerings Global Campus Mentoring, Connections programs Careers and Certifications Technical Leadership Distinguished Engineers, IBM Fellows, Academy of Technology Executive, Employee & Technical Development Executive & Technical Resources Programs Significant focus at IBM Best in class employee and leadership development Top talent, NextGen & technical programs for early identification Meaningful development plans with upline executive reviews SVP and Chairman talent reviews Focus on talent pipeline, leadership, diversity

Health Care Personal Benefits Program Comprehensive Portfolio Medical, Dental and Vision Prescription Drug Benefits Care Advantage Program Mental Health Care Program Health Care Spending Account Income and Asset Protection Short Term Disability Plan Long-term Disability Plan Group Life Insurance Travel Accident Insurance Optional Insurance Opportunities Group Universal Life Insurance Long-term Care Insurance Pension & Capital Accumulation Employee Stock Purchase Plan IBM 401K Pension Plan Contribute immediately Before & after-tax contributions Roll over and loans provisions Disability protection feature Over 23 investment options - PLUS mutual fund window After 1 year of IBM service, company match of 100%, up to 6% of pay Comprehensive Benefits Program U.S. Benefits

Work and Personal Life Balancing / Flexibility Holiday / Vacation Plans Individualized Work Schedules Leave of Absence Programs LifeWorks Resource Programs Child Care Referral Adoption Assistance Elder Care Services Dependent Care Spending Account Comprehensive Benefits Program (continued) Employee Services Employee Sales Program Home Mortgage Discount T. J. Watson Scholarship Fund Education & Training Programs Tuition Assistance Fund for Community Service Matching Grants Program "You Decide" Savings & Discounts U.S. Benefits

Total Compensation Health Care 401K Pension & Capital Accumulation Income & Asset Protection Work/Personal Life Balance Skills Development Learning Opportunities Employee Services Base Pay Performance Bonus Awards Sales Plans / Incentives Total Cash Employee Programs & Services Benefit Plans U.S. Benefits

IBM named #1 Training Organization - Training Magazine IBM Named Best in Industry for Working Mothers. 16 years in top 10. - Working Mother Magazine IBM Receives New Freedom Initiative Award for its Training and Mentoring Programs for the Disabled. - U.S. Department of Labor IBM Named #1 Employer by NSBE - 7th Year in a Row. - National Society of Black Engineers IBM Named to Hispanic Corporate 100. - Hispanic Magazine - Hispanic Magazine - Hispanic Magazine - Hispanic Magazine - Hispanic Magazine - Hispanic Magazine - Hispanic Magazine

Stock Option Treatment Status of Option In the Money Out of the Money @ Less than $4.00 Out of the Money @ $4.00 & Above Vested Cash out IBM Converted Options Exchange - at the money IBM Unvested IBM Converted Options IBM Converted Options Exchange - at the money IBM Converted Option Treatment (options <$4/share) Continue same vesting, same terms as Corio options Conversion Ratio = Corio merger price IBM stock price To determine # of IBM options; multiply number of Corio options by the ratio To determine strike price of IBM options; divide price of Corio option by the ratio Exchange Option Treatment (options =>$4/share) Since options >= $4/share have very low value, IBM will exchange them for new, at the money options Start new vesting schedule and IBM standard terms Use Conversion formula (above) to determine IBM equivalent; then divide number of equivalent IBM options by exchange factor (10) to determine the number of at the money IBM options. If exchange results in fewer than 100 IBM options, cash equivalent paid instead.

Stock Option Treatment: In-the-money Stock Option Grant with 10,000 options and an exercise price of $1.34 5,000 options are vested & 5,000 options are unvested Vested Options - Cash Out 5,000 Corio options x $1.34 Corio exercise price = $6,700 5,000 Corio options x $2.82 IBM purchase price = $14,100 Result: $14,100 - $6,700 = $7,400 Cash Payment Unvested Options - Convert 5,000 Corio options x .0297 conversion ratio = 148 $1.34 Corio exercise price / .0297 conversion ratio = $45.12 Result: 148 IBM options w/exercise price of $45.12 For illustration purposes, assume that IBM is buying Corio stock for $2.82 per share. Assume $95 IBM stock price here. The average closing price for IBM stock over the 10 business days immediately preceding the closing of the transaction will establish the IBM stock price for computing the equivalent value.

Stock Option Treatment: Out-of-the-Money Below $4.00 Stock Option Grant of 10,000 options with exercise price of $3.40 5,000 options are vested & 5,000 options are unvested Vested & Unvested Options: Convert 10,000 Corio options x .0297 conversion ratio = 297 $3.40 Corio exercise price / .0297 conversion ratio = $114.48 Result: 297 IBM options w/exercise price of $114.48

Stock Option Treatment: Out-of-the-Money $4.00 & Above Stock Option Grant at exercise price of $4.75 Vested & Unvested Options: Exchange = Cash Payment 10,000 Corio options x .0297 conversion ratio = 297 297 IBM equivalent options / 10 exchange factor = 29 29 IBM options which is less 100 IBM options Result: $25 cash equivalent X 29 IBM options = $725 Cash Payment Vested & Unvested Options: Exchange = IBM Options 50,000 Corio options x .0297 conversion ratio = 1,485 1,485 IBM equivalent options / 10 exchange factor = 148 Result: 148 IBM options @ the money

Dedicated IBM HR Resources for Corio

Tom Pietraszek
Lead IBM HR Transition Manager
thpietra@us.ibm.com
Local number TBD
Mobile 913-269-0311

Ashu Singh
Corio Human Resources
asingh@Corio.com
650-232-3164 phone

IBM's Employee Services Center

Dedicated HR Hotline 800-426-2008

Corio Extranet

http://www-1.ibm.com/services/socomm/newsi/ibm-asp/

User ID - **newsi**

Password - **plu9to**

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© 2005 IBM Corporation

An on demand business is an enterprise whose business processes-integrated end-to-end across the company and with key partners, suppliers and customers-can respond with speed to any customer demand, market opportunity or external threat. We have the same On Demand vision for clients We have the same On Demand vision for clients

Becoming a team: there will be 9 tactics within three categories for post announce employee communications Integration Management Transition Steering committee Managers Meeting "Cultural" Integration Targeted Communications and Dialogue Functional Round Tables HR Hotline/HR Transition Managers Mass Communications Town Hall updates Deal update e-mails Closing Day Celebrations Extranet updates Integration Management Targeted Communications and Dialogue Mass Communications

Closing thoughts We're here today because we are impressed by you and what you have built We have been on the same strategy and now will move forward together to drive Applications on DemandTM We want to ensure your culture of innovation can continue to thrive - our objective is for your business to scale Maintain focus on running Corio as a separate company until closing

Additional Information In connection with the merger, Corio will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF Corio ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Corio, Inc., 959 Skyway Road, Suite 100, San Carlos, CA 94070 (Telephone: (650) 232-3000). In addition, documents filed with the SEC by Corio will be available free of charge at the SEC's web site at www.sec.gov. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Corio in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Corio with the SEC.